Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 16, 2013
BUTLER NATIONAL CORPORATION ANNOUNCES SECOND QUARTER AND SIX MONTHS FISCAL YEAR 2014 FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, December 16, 2013, - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the second quarter and six months fiscal 2014 for the period ended October 31, 2013.  In conjunction with the release, the Company has scheduled a conference call Tuesday, December 17, 2013 at 9:00 AM Central Standard Time.

What: Butler National Corporation Second Quarter Fiscal 2014 Financial Results Conference Call

When: Tuesday, December 17, 2013 - 9:00 AM Central Standard Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.  For those who cannot attend the call, an audio replay will be archived on the Company's web site (www.butlernational.com).

Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the second quarter, the status of new and existing orders, and an outlook on the balance of fiscal 2014.

Historical selected financial data related to all operations:
	Quarter Ended October 31			Six Months Ended October 31
	(In thousands)			(In thousands)
	2013	2012	2011	2013	2012	2011
Net Sales	$11,144	$13,537	$14,141	$22,560	$27,005	$26,287
Operating Income (Loss)	(198)	699	1,379	(55)	1,984	2,053
Net Income (Loss)	(345)	114	458	(634)	382	566
Total Assets	42,457	45,288	32,095	42,457	45,288	32,095
Long-term Obligations	8,571	10,624	4,946	8,571	10,624	4,946
Stockholders' Equity	23,081	23,883	19,768	23,081	23,883	19,768
Weighted Average Shares – Diluted	59,019	57,546	56,594	59,019	57,546	56,594
New Product Research and Development Cost	486	425	371	1,043	797	779

 Management Comments

 "The fiscal quarter-ended October 31, 2013 was another challenging quarter for Butler National Corporation.  Revenue decreased 18% to $11.1 million in the three months ended October 31, 2013, as compared to $13.5 million in the three months ended October 31, 2012.  The decrease in revenue reflects a decrease in both Professional Services revenue (down 14%) and Aerospace Products revenue (down 25%).

Professional Services revenue was adversely impacted due to a stoppage in the Boot Hill Casino motor coach program while the property and the regulators further define the regulations that will govern the program moving forward.  Additionally, due to a regulatory issue with a slot machine manufacturer, the availability of new slot software to the property has been severely impacted.  The motor coach program has resumed and we believe we will see the impact in FY2015.

The decrease in Aerospace Products revenue was primarily due to uncertainty in the domestic economy and ordering delays in the international markets.  We are now seeing continued resurgence in Aerospace Products.  The backlog in this segment increased 18% (approximately $900,000) between July 31, 2013 and October 31, 2013, primarily due to an increase in orders at our wholly-owned subsidiary, Avcon Industries.  Butler National Corporation is working to strengthen this segment by driving growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

Second quarter fiscal 2014 resulted in a net loss of $345,000 compared to a net income of $114,000 in the second quarter fiscal 2013.  The net loss was a direct result of the decrease in revenue.  Butler National Corporation is working on returning to and exceeding previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.  In the first six months of fiscal 2014, we have reduced total costs and expenses $2.4 million compared to the same period in fiscal 2013.

During the three months ending October 31, 2013, we invested approximately $486,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

We are excited about the future of Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We continue to believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from professional services decreased 14% to $7.9 million for the three months ended October 31, 2013 from $9.2 million in the three months ended October 31, 2012.  Operating income from professional services decreased to an operating loss of $32,000 in the three months ended October 31, 2013 compared with an operating income of $638,000 in the three months ended October 31, 2012.

Aerospace Products:

Revenue decreased 25% to $3.3 million in the three months ended October 31, 2013, compared to $4.4 million in the three months ended October 31, 2012.  Aerospace products had operating loss of $166,000 in the three months ended October 31, 2013 compared to operating income of $61,000 in the three months ended October 31, 2012.  We are working to overcome this volatility by increasing marketing efforts in international markets and continuing to diversify product offerings.

Backlog:

As of October 31, 2013, our backlog totaled approximately $6.0 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

THE WORLDWIDE WEB:
Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries